Exhibit 2.2

Execution Version

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of June 29, 2023 (the “Effective Date”), and entered into by and among uBriGene (Boston) Biosciences, Inc., a Delaware corporation (“Buyer”) and Mustang Bio, Inc., a Delaware corporation (the “Seller” and, together with the Buyer, each, a “Party” and, collectively, the “Parties”).

Statement of Purpose

WHEREAS, the Buyer the Seller are party to that certain Asset Purchase Agreement dated as of May 18, 2023 (the “Existing Purchase Agreement” and as amended hereby the “Purchase Agreement”);

WHEREAS, pursuant to Section 9.02 of the Existing Purchase Agreement provides that the Parties may amend the Existing Purchase Agreement in a writing executed by the Parties;

WHEREAS, the Parties desire to amend the Existing Purchase Agreement to reflect certain understandings and agreements between the Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree that the Existing Purchase Agreement shall be, and it hereby is, amended as follows:

1.	Amendments to the Existing Purchase Agreement. Subject to and in accordance with the terms and conditions set forth herein, the Purchase Agreement is amended as follows:

(a)Amendment to Section 1.01. The definition of “Outside Date” is hereby amended and replaced in its entirety as follows:

“Outside Date” shall mean July 31, 2023, provided that, in the event the only condition to the obligations of each party under this agreement that remains unsatisfied as of the Outside Date (other than conditions which, by their nature, are to be satisfied on the Closing Date) is the receipt of Landlord’s approval and consent to the Site Lease Transition pursuant to Section 6.01(a), the Outside Date may be mutually extended by the parties in thirty (30) day increments.

2.	Miscellaneous.

(a)Capitalized Terms.  All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Purchase Agreement.

(b)Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Facsimile and .pdf signatures to this Agreement shall be acceptable and binding.

(c)Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the Laws of the State of Delaware, without regard to conflicts of law principles.

(d)Entire Agreement.  The terms of this Agreement and other documents and instruments referenced herein are intended by the Parties as a final expression of their agreement with respect to the subject matter hereof and thereof and may not be contradicted by evidence of any prior or contemporaneous agreement.  The Parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

(e)Titles and Headings.  Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

(f)Successors and Assigns.  This Agreement and the provisions hereof shall be binding upon each of the Parties and their permitted successors and assigns.

(g)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(h)Jurisdiction; Waiver of Jury Trial.   Sections 9.09 and 9.11 of the Purchase Agreement are hereby incorporated by this reference as if fully stated herein mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

BUYER:

UBRIGENE (BOSTON) BIOSCIENCES

By:	/s/ Jian Chen
Name:	Jian Chen
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

SELLER:

MUSTANG BIO, INC.

By:	/s/ Manuel Litchman, M.D.
Name:	Manuel Litchman, M.D.
Title:	President and Chief Executive Officer